Exhibit 10.2

[Form of Letter Agreement for
Directors and Officers of GSC Acquisition Company]

, 2007

GSC Acquisition Company
500 Campus Drive, Suite 220
Florham Park, New Jersey 07932

Re: Initial Public Offering of GSC Acquisition Company

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between GSC Acquisition Company, a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as representative (the “Representative”) of the underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each composed of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock (the “Warrants”). Certain capitalized terms used herein are defined in paragraph 9 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. In the event that the Company fails to consummate an Initial Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement on Form S-1 (File No. 333-138832) relating to the IPO (the “Registration Statement”), the undersigned will take all reasonable actions within his or her power to (a) cause the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as reasonably practicable and (b) cause the Company to liquidate as soon as reasonably practicable (the earliest date on which the conditions in clauses (a) and (b) are both satisfied being the “Liquidation Date”). The undersigned agrees that in connection with any cessation of corporate existence of the Company on [_______], 2009, he or she will cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto.

2. (a) Neither the undersigned, nor any member of the family of the undersigned, nor any affiliate of the undersigned, will be entitled to receive, and no such person will accept, any finder’s fee reimbursement or cash payment from the Company for any services rendered to the Company prior to or in connection with the consummation of an Initial Business Combination, other than (subject to the following sentence) (i) repayment of advances of up to $700,000 made to the Company by GSCP (NJ) Holdings, L.P., to cover offering-related and organizational expenses; (ii) a payment of an aggregate of $7,500 per month to GSCP (NJ) Holdings, L.P., for office space, secretarial and administrative services; and (iii) reimbursement for any out-of-pocket expenses related to the IPO and identifying, investigating and consummating an Initial Business Combination. The undersigned acknowledges that the Company’s Audit Committee (or the Company’s Board of Directors in the case of a director who is a member of the Company’s Audit Committee) will review and approve all payments made to the undersigned, the Company’s other officers and directors and the Company’s or their affiliates, other than the $7,500 per month payment described in the immediately preceding sentence.

(b) Neither the undersigned, nor any member of the family of the undersigned, nor any affiliate of the undersigned, will accept a finder’s fee, consulting fee or any other compensation or fees from any person or other entity in connection with an Initial Business Combination, other than compensation or fees that may be received for any services provided following such Initial Business Combination.

3. The undersigned agrees not to resign as [Chairman of the Board of Directors][Director, Chief Executive Officer and Principal Accounting Officer][Director and President][Director] until the earlier of the consummation by the Company of an Initial Business Combination or the Liquidation Date. [(The undersigned acknowledges that the foregoing does not limit in any way the right of the Company to terminate the undersigned’s employment at any time, subject to any other contractual rights the undersigned may have.)]1  The undersigned’s biographical information furnished to the Company and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s NASD questionnaire furnished to the Company and the Underwriters and attached hereto as Exhibit B is true and accurate in all respects. The undersigned represents and warrants that:

1 Applicable only to officers.

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(a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from, any act or practice relating to the offering of securities in any jurisdiction;

(b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

4. [The undersigned agrees that, during the period commencing on the Effective Date and extending until the earlier of the closing of the Company’s Initial Business Combination or the Liquidation Date, he or she will not become affiliated as an officer, director, or stockholder of a blank check company or blind pool company; provided, however, that nothing contained herein shall override a person’s fiduciary obligations to any entity with which he or she is currently directly or indirectly associated or affiliated or by whom he or she is currently employed.

The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of any of his or her obligations under this paragraph 4, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.]2

5. [The undersigned agrees that, prior to the consummation of the Initial Business Combination, he or she will not propose any amendment to Article Sixth of the Company’s Amended and Restated Certificate of Incorporation or support, endorse or recommend any proposal that stockholders amend any of these provisions.]3

6. The undersigned has full right and power, without violating any agreement by which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer),

    2 This section applies only to Mr. Eckert.
    3 This section applies only to directors of the Company.

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to enter into this letter agreement and serve as [Chairman of the Board of Directors][Director, Chief Executive Officer and Principal Accounting Officer][Director and President][Director], and hereby consents to being named in the Registration Statement as a[n] [officer] [director] of the Company.

7. If the Company seeks approval of its stockholders of an Initial Business Combination, the undersigned will:

(a) [vote any Initial Founder’s Shares owned directly or indirectly by it in accordance with the majority of the shares of Common Stock voted by the Company’s Public Stockholders in connection with the vote on any Initial Business Combination; and]4

(b) vote all shares of Common Stock that he or she may acquire in or following the IPO in favor of the Initial Business Combination.

8. [The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Account, or to any other amounts distributed in connection with a liquidating distribution of the Company, with respect to its Initial Founder’s Shares (any “Claim”), and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided that the foregoing shall not apply to any IPO Shares acquired by the undersigned. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Account or any other amounts distributed by the Company in connection with a liquidating distribution received by the undersigned with respect to its Initial Founder’s Shares.]5

9. As used herein, (i) “Initial Business Combination” shall mean the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition and stockholders owning less than 20% of the IPO Shares exercise their conversion rights; (ii) [“Initial Founder’s Shares” shall mean 18,750 shares of Common Stock owned by the undersigned and acquired prior to the IPO;]6  (iii) “IPO Shares” shall mean the shares of Common Stock

4 Applicable only to Messrs. Goodwin, McKinnon and Mueller.

5 Applicable only to Messrs. Goodwin, McKinnon and Mueller.

6 Applies only to Messrs. Goodwin, McKinnon and Mueller.

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underlying the Units issued in the Company’s IPO; (iv) “Public Stockholders” shall mean purchasers of Common Stock in the IPO or in the secondary market, including any of the Company’s officers or directors or their affiliates, including the undersigned, to the extent that they purchase or acquire Common Stock in the IPO or the secondary market; and (v) “Trust Account” shall mean the trust account established under the Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and American Stock Transfer & Trust Company.

The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Signature Page Follows]

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By:	___________________________
Name:
Title:

Accepted and agreed: GSC ACQUISITION COMPANY
By:	___________________________
Name:
Title:

Exhibit A

[Biographical Information Furnished to the Company]

A-1

Exhibit B

[NASD Questionnaires Furnished to the Company and the Underwriters]

B-1